UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 16, 2015

LNB BANCORP, INC.
(Exact name of registrant as specified in its charter)
Ohio	0-13203	34-1406303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

457 Broadway, Lorain, Ohio	44052-1769
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 244-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders.

LNB Bancorp, Inc. (the “Company”) held a Special Meeting of Shareholders on June 16, 2015 (the “Special Meeting”). Broadridge Financial Solutions Inc., the inspector of election for the Special Meeting, provided a final, certified report of the results of the Special Meeting.

The Company’s shareholders took the following actions at the Special Meeting:

Proposal 1:  To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of December 15, 2014, by and between Northwest Bancshares, Inc. and the Company (the “Merger Agreement”), and thereby to approve the transactions contemplated by the Merger Agreement, including the merger of the Company with and into Northwest Bancshares, Inc.

For	Against	Abstentions	Broker Non-Votes

7,733,971	126,760	59,367	0

Proposal 2:  To consider and vote upon an advisory, non-binding proposal to approve the compensation payable to the named executive officers of the Company in connection with the transactions contemplated by the Merger Agreement.

For	Against	Abstain	Broker Non-Votes

6,447,946	1,352,703	119,449	0

Each of the Proposals 1 and 2 was approved by the requisite vote of the Company’s shareholders.

Because the Merger Agreement was approved, it was not necessary to consider the third proposal to adjourn the Special Meeting to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement.

Item 8.01.          Other Events.

On June 16, 2015, the Company issued a press release regarding shareholder approval of the Merger Agreement. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LNB BANCORP, INC.

(Registrant)

Date:	June 16, 2015	By:	/s/ James H. Nicholson
James H. Nicholson
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated June 16, 2015.